SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: August 26th, 2009


                                  LIFESPAN INC.
             (Exact name of registrant as specified in its charter)

        Nevada                      000-28219                    91-1766849
(State of incorporation        (Commission File No.)         (I.R.S. Employer
    or organization)                                         Identification No.)

         40318 Barington Dr.
           Palm Desert, Ca                                         92211
(Address of principal executive offices)                        (Zip Code)

                                  (310)963-0393
              (Registrant's telephone number, including area code)

                               6204 Sugartree Ave.
                               Las Vegas, NV 89141
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the
    Exchange Act
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Pursuant to an agreement dated for reference June 18, 2009, the Company entered into a Licensing Agreement with Cytta Corp. furnished as Exhibit 10.1 hereto. Under the terms of the License Agreement, the Company granted Cytta Corp. the exclusive license to manufacture, sell, distribute, operate, sub-license and market internet access/telephony products and services as further defined in the License Agreement. The License Agreement is for a term of ten years and allows Cytta Corp to manufacture the Products at a location of their choice. However the marketing and distribution the Products is limited to the United States.

As currently configured the licensed internet access/telephony devices combine the Internet features of a PC, such as information access, web surfing and email, with the features of a regular telephone. The color touch screen gives direct access to the Internet while the normal telephone handset and retractable keyboard provide an easy-to-use interface connection. Pursuant to the terms of the Agreement Cytta is permitted to redesign, modify and upgrade the products as they further determine provided that all modifications, design changes or upgrades become the property of Lifespan at the end of the License term.

In exchange for the License, Lifespan received 6,000,000 shares of Cytta's common stock, and in addition will receive a license fee equal to one half of one percent (.5%) of the net revenue derived from the sale and use of the products and services. Lifespan has committed to purchases of the products manufactured by Cytta commencing in 2010 and will utilize the Products in conjunction with various medical peripherals in the medical electronic data transfer and electronic medical record market as a home healthcare data transfer and communications tool as well as a medical verification, authorization and billing solution.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Pursuant to a widely disseminated press release issued July 7th, 2009 that included a direct link to access the information on the web and the location on the registrant's website where the information would be available, the Company announced the results of operations and financial condition for the following completed quarterly and annual financial periods: The management prepared Unaudited December 31, 2008 Annual Report as well as the March 31, 2008, June 30 2008, September 30, 2008 and March 31, 2009 management prepared unaudited Quarterly Reports. The text of the press release with the links to the referenced financial disclosure is furnished as exhibit 99.1 hereto.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective on August 24th, 2009 Ms. Marilyn Harz B.Sc., RN, Ph.D., was appointed Chief Administrative Officer and elected to the Board of Directors. The Company will be negotiating a consulting contract with Ms. Harz. The following is a brief description of Ms. Harz's relevant business experience:

Dr. Harz is currently employed as a Senior Vice President of a major medical provider operating in California. Dr. Harz has extensive experience in the development, implementation, education, and coordination of performance improvement activities, quality management, chart review, and case management. Dr. Harz has for many years also been heavily involved with the development, design and implementation of an internet based home healthcare/medical peripheral program closely related to that being pursued by Lifespan. She also

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has extensive administrative experience in the development, implementation, and coordination of various business applications. Dr Harz graduated from Fairleigh Dickinson University, Rutherford New Jersey, with a Bachelor of Science in Nursing; she has a Masters in Nursing from the University of California, Los Angeles, California; and a Doctorate of Philosophy in Higher Education from the University of California, Los Angeles, California

Effective on March 26th, 2009 Mr. Stuart Brame was appointed Chief Information Officer. The Company will be negotiating a consulting contract with Mr. Brame. Mr. Brame was formerly a Director and CEO of the Company. The following is a brief description of Mr. Brame's relevant business experience:

Mr. Brame has extensive experience in the area of corporate development with over 25 years of marketing, corporate development and managerial experience. Mr. Brame has formerly held the position of President and Director of Harvard Scientific Corp a public biomedical public company involved in the development of many sophisticated and leading edge medical technologies. Mr. Brame was instrumental in establishing development teams, structuring the financing for the purpose of advancing those companies and designing the development model to allow the companies to achieve future growth.

Effective August 10th, 2008, Dr. Albert Cook resigned his position as a member of the Board of Directors. There have been no disagreements between Dr. Cook and management of the Company on any matter relating to the registrant's operations, policies or practices. The Company has provided a copy of the disclosures it is making herein to Dr. Cook and provided him with an opportunity to furnish the registrant as promptly as possible with a letter addressed to the registrant stating whether he agrees with the statements made by the registrant in response to this Item 5.02, and, if not, stating the respects in which he does not agree. The Company will file any letter received as an exhibit to an amended 8K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1 - License Agreement Dated June 18th, 2009

Exhibit 99.1 - Press Release dated July 7th, 2009 with links to referenced financial disclosure

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Date: August 26, 2009

                                      Lifespan Inc.


                                      By: /s/ Ken Berscht
                                         ------------------------------------
                                         Ken Berscht, Chief Executive
                                         Officer, Chief Financial Officer

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